UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1/A
PRE-EFFECTIVE AMENDMENT NO. 1

Registration Statement under the Securities Act of 1933

MANTRA VENTURE GROUP LTD. (Exact name of registrant as specified in its charter)

NEVADA	8900	26-0592672
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1205 – 207 West Hastings Street Vancouver, British Columbia, V6B 1H7 Tel (604) 609 2898
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, Nevada 89706
Tel (775) 882 3072
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to: Bacchus Corporate and Securities Law Suite 1820 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia V6C 3L2 Tel (604) 632 1700 Fax (604) 632 1730

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Prospectus is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☑

This amendment is being filed to correct a software failure that prevented the exhibits to this registration statement from appearing in the original filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibits:

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Legal Opinion & Consent
10.1	Larry Kristof Consulting Agreement dated September 1, 2007 (1)
10.2	David Warren Consulting Agreement dated September 1, 2007 (1)
10.3	Fred Mandl Consulting Agreement dated September 1, 2007 (1)
10.4	John Russell Consulting Agreement dated September 1, 2007 (1)
10.5	The Governing Council of the University of Toronto Agreement dated October 1, 2007 (1)
10.6	Technology Assignment Agreement with 0798465 BC Ltd. dated November 2, 2007 (2)
10.7	Consulting Agreement with Metradon Ventures Limited dated February 8, 2008.
14.1	Code of Ethics and Business Conduct
23.1	Consent of Auditor

(1)	Included as exhibits on our Form SB-2 filed October 18, 2007.
(2)	Included as an exhibit on our 10QSB filed January 22, 2008.

Signatures

In accordance with the requirements of the Securities Act, Mantra certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Pre-Effective Amendment No. 1 to Form S-1 and authorized this Pre-Effective Amendment on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 3, 2008

Mantra Venture Group Ltd. By: /s/ Larry Kristof Larry Kristof Director, President, Chief Executive Officer

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

Director, President,
/s/ Larry Kristof	Chief Executive Officer	March 3, 2008
Larry Kristof

/s/ David Warren	Chief Financial Officer, Chief
David Warren	Operations Officer,	March 3, 2008
Principal Accounting Officer